UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2021

Date of Report (Date of earliest event reported)

NewHold Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12141 Wickchester Ln., Suite 325 Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 653-0153

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NHIC	The Nasdaq Stock Market LLC
Warrants	NHICW	The Nasdaq Stock Market LLC
Units	NHICU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions, which terms are similar to those contained in the warrant agreement, dated as of July 30, 2020, between NewHold Investment Corp. (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of the warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering and the related over-allotment option (the “IPO”) and (ii) the warrants (together with the Public Warrants, the “Warrants”) that were issued to the Company’s sponsor and certain other investors in a private placement that closed concurrently with the closing of the IPO and the related exercise of the over-allotment option, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. The Company had previously recorded such warrants as equity. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On May 11, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that, in light of the SEC Statement and the valuation report it received from an outside consulting firm regarding the Warrants, (i) certain items on the Company’s previously issued audited balance sheet dated as of August 4, 2020 and its pro forma balance sheet as of August 4, 2020, which were related to its IPO, (ii) the Company’s financial statements as of an for the period ended September 30, 2020 and (ii) the Company’s previously issued audited financial statements as of and for the period ended December 31, 2020 (the “Relevant Periods”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) should no longer be relied upon and that it is appropriate to restate the Annual Report. The Company will file an amendment to the Annual Report, which will include the restated audited financial statements as of and for the period ended December 31, 2020. The financial statements for all other Relevant Periods will be superseded by the amended financial statements.

Going forward, unless we amend the terms of the Warrant Agreement, we expect to continue to classify the Warrants as liabilities, which would require us to incur the cost of measuring the fair value of the Warrants, and which may have an adverse effect on our results of operations.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021

NEWHOLD INVESTMENT CORP.

By:	/s/ Kevin M. Charlton
Name:	Kevin M. Charlton
Title:	Chief Executive Officer

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